Exhibit 107.1

Calculation of Filing Fee Table

S-3

(Form Type)

Bridgewater Bancshares, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit(1)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(2)	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, $0.01 par value per share(3)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Equity	Preferred Stock, $0.01 par value per share(3)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Debt	Debt Securities(4)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Warrants(5)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Depositary Shares(6)	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Subscription Rights(7)	457(o)				$153.10 per $1,000,000

Fees to Be Paid	Other	Stock Purchase Contracts	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Stock Purchase Units	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Other	Units	457(o)				$153.10 per $1,000,000
Fees to Be Paid	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	457(o)			$0.00(1)	$153.10 per $1,000,000	$0.00
Fees Previously Paid	—	—	—	—	—	—	—	—	—	—	—	—
Carry Forward Securities
Carry Forward Securities	Equity	Common Stock, $0.01 par value per share (b)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Equity	Preferred Stock, $0.01 par value per share (b)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Debt	Debt Securities (c)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Warrants (d)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Depositary Shares (e)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Subscription Rights (f)	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Stock Purchase Contracts	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Stock Purchase Units	415(a)(6)	—	—	—	—	—	—	—	—	—
Carry Forward Securities	Other	Units	415(a)(6)	—	—	—	—	—	—	—	—	—

Carry Forward Securities	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf	415(a)(6)	$150,000,000(2)	—	$150,000,000(2)		S-3	333-264509	May 12, 2022	$10,148
	Total Offering Amounts					$150,000,000(2)	$0.00
	Total Fees Previously Paid						$10,148.00
	Total Fee Offsets						—
	Net Fee Due						$0.00

(1)

Calculated in accordance with Rule 457(o) under the Securities Act of 1933. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this registration statement. The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this registration statement exceed $150,000,000. The amount registered is not specified as to each class of securities to be registered hereunder pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3 under the Securities Act of 1933.

(2)

This registration statement registers securities with a maximum aggregate offering price of $150,000,000. Of these securities, securities with a maximum aggregate offering price of $150,000,000 (the “Unsold Securities”) represent unsold securities previously registered by the registrant on its Registration Statement on Form S-3 filed on April 27, 2022 and declared effective on May 12, 2022 (File No. 333-264509) (the “2022 Registration Statement”). In connection with the 2022 Registration Statement, the registrant paid $10,148 in registration fees related to the Unsold Securities that will be applied to the securities registered pursuant to this registration statement. In accordance with Question 212.24 of the Securities and Exchange Commission, Division of Corporation Finance’s Compliance and Disclosure Interpretations regarding Securities Act Rules, the registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this registration statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this registration statement. Pursuant to Rule 415(a)(6), the offering of securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(3)

Shares of common stock or preferred stock may be issued in primary offerings, upon conversion of debt securities or preferred stock registered hereby or upon the exercise of warrants or subscription rights to purchase preferred stock or common stock.

(4)	The debt securities being registered hereunder will consist of one or more series of senior debt securities or subordinated debt securities, or any combination thereof, as more fully described herein.
(5)	Warrants exercisable for common stock, preferred stock, depositary shares, debt securities or other securities.
(6)

The depositary shares registered hereunder will be evidenced by depositary receipts issued pursuant to a deposit agreement. If the registrant elects to offer to the public fractional interests in shares of preferred stock, then depositary receipts will be distributed to those persons purchasing the fractional interests and the shares will be issued to the depositary under the deposit agreement.

(7)	Subscription rights evidencing the right to purchase common stock, preferred stock, depositary shares, debt securities or other securities.